THIS CERTIFICATE IS TRANSFERABLE
 IN THE CITIES OF NEW YORK, N.Y.                              SEE REVERSE FOR
        AND NEWARK, N.J.                                    CERTAIN DEFINITIONS

a Real Estate Investment Trust
  Organized Under the Laws of
     the State of Maryland

                                    VORNADO
                                  REALTY TRUST
THIS CERTIFIES THAT                                           CUSIP 929042 10 9


IS THE OWNER OF

     FULLY PAID AND NONASSESSABLE COMMON SHARES, $.04 PAR VALUE PER SHARE,
                         OF THE BENEFICIAL INTEREST OF

                              CERTIFICATE OF STOCK
Vornado Realty Trust transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Trust and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
        Witness the facsimile seal and the facsimile signatures of the duly authorized officers of the Trust.

Dated

                                                   CHIEF EXECUTIVE OFFICER

                           VORNADO REALTY TRUST SEAL
COUNTERSIGNED AND REGISTERED
   FIRST FIDELTY BANK, N.A., NEW JERSEY
               (NEWARK, N.J.)
                                    TRANSFER AGENT
                                     AND REGISTRAR


                              AUTHORIZED SIGNATURE       SECRETARY


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                              VORNADO REALTY TRUST

        The Trust will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the differences in the relative rights and preferences between the shares of each series, to the extent they have been set, and the authority of the Board of Trustees to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

        The shares of Common Stock represented by this Certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may Beneficially Own shares of Common Stock in excess of 2.0% (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Common Equity Stock of the Trust (unless such Person is an Existing Holder) and no Person may Constructively Own shares of Common Stock in excess of 9.9% of the outstanding Common Equity Stock of the Trust (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meaning set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.
                                ---------------
          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
          OR DESTROYED THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                                ---------------
        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                          UNIF GIFT MIN ACT--______________Custodian____________
TEN ENT--as tenants by the entireties                                          (Cust)               (Minor)
JT TEN --as joint tenants with right
         of survivorship and not as tenants                                under Uniform Gifts to Minors Act
         in common                                                         _________________________________
                                                                                         (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

/                                    /

-------------------------------------------------------------------------------
  (Please Print or Typewrite Name and Address, including Zip Code of Assignee)

------------------------------------------------------------------------ shares of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

---------------------------------------------------------------------- Attorney
to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated
     --------------------------------    --------------------------------------
                                         NOTICE: The Signature To This
                                         Assignment Must Correspond With The
                                         Name As Written Upon The Face Of The
                                         Certificate In Every Particular,
                                         Without Alteration Or Enlargement Or
                                         Any Change Whatever.